                                                              Exhibit 10.17



                            SUBORDINATION AGREEMENT
                            -----------------------


     THIS SUBORDINATION AGREEMENT, made and entered into this 31st day of July, 1994 by and between GENERAL MOTORS CORPORATION, a Delaware corporation ("Subordinating Creditor") with an office at 767 Fifth Avenue, New York, New York, THE CIT GROUP/BUSINESS CREDIT, INC., as lender and agent for certain lenders under the Financing Agreement (as hereinafter defined) (the "Agent"), with a principal place of business at 1211 Avenue of the Americas, New York, New York 10036 and WORLD SUBORDINATED DEBT PARTNERS, L.P., a limited partnership ("World Debt"), with a principal place of business at 399 Park Avenue, New York, New York (the Agent (which shall be deemed to include any successor agent acting on behalf of the Lenders referred to below), in its capacity as lender and as agent, the Lenders referred to below and World Debt being sometimes hereafter collectively referred to as the "Senior Lenders").


                             W I T N E S S E T H:



     WHEREAS, DRA, Inc. (the "Company") has executed and delivered to the Subordinating Creditor its promissory note, dated the date hereof, in the principal amount of $45,000,000.00 (the "Purchase Note"), and its Contingent Purchase Price Note dated the date hereof (the "Contingent Note", collectively with the Purchase Note, the "Subordinated Note") pursuant to the Asset Purchase Agreement dated on or about the date hereof between the Company and the Subordinating Creditor and the documents related thereto;

     WHEREAS, the Company desires to borrow certain sums from certain lenders (the "Original Lenders") pursuant to the Financing Agreement dated on or about the date hereof by and among the Company, the Agent and the Original Lenders ("Original Financing Agreement"), certain Revolving Loan Promissory Notes in an aggregate amount of up to $45,000,000 and certain Term Loan Promissory Notes in the aggregate amount of $20,000,000 (collectively, the "Original Senior Notes") executed in conjunction therewith to evidence the Revolving Loans and Term Loans (as those terms are defined in the Original Financing Agreement) extended by the Original Lenders to the Company thereunder; and may from time to time incur additional indebtedness which is expressly senior to the Senior Subordinated Note from certain lenders (collectively, with the Original Lenders, the "Lenders") in connection with Permitted Acquisitions (subject to the terms and conditions of and as such term is defined in the Senior Subordinated Credit Agreement referred to below);

     WHEREAS, the Company further desires to borrow certain sums from World Debt pursuant to the Senior Subordinated Credit Agreement dated on or about the date hereof between the Company and World Debt (the "Senior Subordinated Credit Agreement"), which borrowing is evidenced by that certain Senior Subordinated Note and the Interest Notes (as defined in the

Senior Subordinated Credit Agreement), if any, in the principal amount of $75,000,000 (collectively, the "Senior Subordinated Note"); and

     WHEREAS, the extension of credit by the Senior Lenders to the Company will benefit the Subordination Creditor, and in extending such credit, the Senior Lenders have relied on the subordination of the Subordinating Creditor as hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Subordinating Creditor hereby agrees with the Senior Lenders as follows:

           1.    Subordination.  Subject to the terms hereof, the Subordinating
                 -------------
Creditor hereby subordinates and defers the payment (including, without limitation, in any Insolvency Proceeding, as herein defined) of any and all amounts which may be now or hereafter owing by the Company to the Subordinating Creditor pursuant to the Subordinated Note or any promissory notes now or hereafter executed and delivered by the Company to the Subordinating Creditor in payment of or as evidence of amounts now or hereafter owing to the Subordinating Creditor arising pursuant to or in connection with said Subordinated Note and all direct and indirect guarantees of any or all of the foregoing by any other person or entity (all such amounts, notes, obligations and guarantees being hereinafter referred to as the "Subordinated Debt") to the prior final and indefeasible payment and satisfaction in full of any and all Senior Debt which may be now or hereinafter owing to the Senior Lenders by the Company. "Senior Debt", as used herein, shall mean all obligations, including, without limitation, any and all now existing and future indebtedness, obligations, or liabilities of the Company to any of the Senior Lenders, whether direct or indirect, absolute or contingent, secured or unsecured, arising under the Original Financing Agreement or any of the other loan instruments or any guaranty now or hereinafter executed by the Company in favor of the Lenders (collectively, with the Original Financing Agreement, the "Financing Agreement") and any notes issued thereunder (collectively, with the Original Senior Notes, the "Senior Notes"), as now written or as amended, supplemented, increased, extended, renewed, refinanced, or deferred hereafter in accordance with the terms and conditions hereof, or by operation of the law or otherwise, including any and all expenses incurred in connection therewith and any interest thereon, or arising under the Senior Subordinated Credit Agreement or any of the other loan instruments or any guaranty executed by the Company in favor of World Debt, as now written or as amended, supplemented, increased, extended, renewed, refinanced or deferred hereafter in accordance with the terms and conditions hereof, or by operation of law or otherwise, including any and all expenses incurred in connection therewith and any interest thereon including, in the case of both the Financing Agreement and the Senior Subordinated Credit Agreement, without limitation, any post-petition interest accruing on such Senior Debt after the Company becomes subject to an Insolvency Proceeding (whether or not such interest is enforceable against the Company or recoverable against the Company or its bankruptcy estate) and, further, any reasonable attorneys' fees and disbursements incurred in connection with any of the foregoing. Senior Debt shall also include all indebtedness, obligations and liabilities of the Company to repay any amount previously paid by the Company pursuant to the Financing Agreement or the Senior Subordinated Credit Agreement which amounts have been returned to the Company or to a trustee by any of the Senior Lenders pursuant to sections 547 or 548 of the Bankruptcy Code of 1978, as amended.

         "Insolvency Proceeding" shall mean (i) any insolvency or bankruptcy case or proceeding, whether voluntary or involuntary, or any receivership, liquidation, reorganization, readjustment, composition or other similar case or proceeding relating to the Company or its assets, (ii) any liquidation, dissolution, reorganization or winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings or
(iii) any assignment for the benefit of creditors or any other marshalling of the Company's assets.

     2.  Representations, Warranties and Covenants. The Subordinating Creditor
         -----------------------------------------
hereby warrants, represents and covenants that no holder of the Subordinated Debt will assert any right which it may have to setoff against the Subordinated Debt any amounts which are or may be owing by such holder to the Company, and that until such time as this Subordination Agreement is terminated as herein below provided, and except as provided herein, the Subordinating Creditor will not (a) directly or indirectly, demand or receive payment of (except as provided in paragraph 8 hereof); exchange, forgive, or modify; request or obtain collateral or security or guarantees for; or assert, or participate in, or bring any sort of action, suit or proceeding (including without limitation any Insolvency Proceedings) either at law or in equity for the enforcement, collection or realization on the whole, or any part of, the Subordinated Debt, and (b) assign or transfer any portion of the Subordinated Debt or any interest therein to any person without the consent of the Agent and World Debt, which consent will not be unreasonably withheld, it being understood that each such assignee and transferee shall be bound in all respects by the terms and conditions of this Subordination Agreement and will execute any required documents to so confirm. The Subordinating Creditor further warrants and represents that (i) as of the date hereof the Subordinating Creditor is the exclusive owner of the Subordinated Debt, (ii) there are, and will be, no guarantees or collateral or security for the Subordinated Debt and (iii) this Subordination Agreement has been duly authorized, executed and delivered by the Subordinating Creditor and constitutes a valid and binding obligation of the Subordinating Creditor in accordance with its terms.

     3.  Inducement. This Subordination Agreement is executed as an inducement
         ----------
to the Senior Lenders to make loans or advances to the Company or otherwise to extend credit or financial accommodations to the Company and to enter into and continue financing arrangements with the Company and is executed in consideration of the Senior Lenders' doing or having done any of the foregoing. The Subordinating Creditor agrees that any of the foregoing shall be done or extended by the Senior Lenders in their sole discretion and shall be deemed to have been done or extended by the Senior Lenders in consideration of and in reliance upon the execution of this Subordination Agreement, but that nothing herein shall obligate the Senior Lenders to do any of the foregoing.

     4.  Termination. This Subordination Agreement may be terminated only (i)
         -----------
upon final and indefeasible payment and satisfaction in full of all Senior Debt and termination of the Financing Agreement and the Senior Subordinated Credit Agreement and the Senior

Lenders' obligation to make loans, advances or extensions of credit thereunder, or (ii) as of the seventh Anniversary Date (as defined in the Original Financing Agreement), or any subsequent Anniversary Date, and then only upon actual receipt by an officer of the Agent and a representative of World Debt of at least one hundred and twenty (120) day's prior written notice of termination sent by registered or certified mail; provided, however, that in the event of
                                      --------  -------
termination of this Subordination Agreement, the Subordinating Creditor shall remain bound hereunder and this Subordination Agreement shall continue in full force and effect with respect to any and all Senior Debt created or arising prior to the effective date of such termination and with respect to any and all extensions, renewals or modifications of said pre-existing Senior Debt. This is a continuing agreement and written notice as above provided shall be the only means of termination, notwithstanding the fact that for certain periods of time there may be no Senior Debt owing to the Lenders by the Company.

           5.  Rights in Insolvency Proceedings. The Subordinating Creditor
               --------------------------------
irrevocably authorizes and empowers the Agent in any Insolvency Proceeding involving or relating to the Subordinated Debt to file a proof of claim on behalf of the Subordinating Creditor with respect to the Subordinated Debt if the Subordinating Creditor fails to file proof of its claim prior to 30 days before the expiration of the time period during which such claims must be submitted, to accept and receive any payment or distribution which may be payable or deliverable at any time upon or in respect of the Subordinated Debt in an amount not in excess of the Lenders' portion of the Senior Debt then outstanding and to take such other action as may be reasonably necessary to effectuate the foregoing. The Subordinating Creditor shall provide to the Agent all information and documents reasonably necessary to present claims or seek enforcement as aforesaid. The Subordinating Creditor agrees that even though it shall retain the right to vote its claims and otherwise act in any such Insolvency Proceeding relative to the Company (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition, or extension), the Subordinating Creditor shall not take any action or vote in any way so as to contest (i) the validity or the enforceability of the Financing Agreement, the Senior Notes, the loan instruments or the liens and security interests to the extent granted to the Lenders by the Company with respect to the Lenders' portion of the Senior Debt, (ii) the validity or enforceability of the Senior Subordinated Credit Agreement or the Senior Subordinated Note or the other loan documents executed in connection with the Senior Subordinated Credit Agreement,
(iii) the rights of the Lenders established in the Financing Agreement, the Loan Instruments (as that term is defined in the Original Financing Agreement), any other agreements or instruments relating to the Financing Agreement or any security documents with respect to such liens and security interests, or (iv) the validity or enforceability of this Subordination Agreement or any agreement or instrument to the extent evidencing or relating to the Senior Debt. The Senior Lenders agree that while the Agent shall retain the right to vote the Senior Debt and otherwise act in any such reorganization proceeding relative to the Company (including, without limitation, the right to vote or accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), neither the Agent and the Lenders not World Debt shall take any action or vote in any way so as to contest the enforceability of this Subordination Agreement, the Subordinated Note or any other agreement or instrument to the extent evidencing or relating to the Subordinated Debt. Upon the final and indefeasible payment by the Company of all of its obligations under the Financing Agreement and the Senior Notes, all of the rights of the Agent set forth in this paragraph shall automatically inure to the benefit of World Debt. The Agent, however, makes absolutely no representations or warranties whatsoever in connection with such rights.

             6.  No Liability; Overpayment. Neither the Agent nor the Senior
                 -------------------------
Lenders shall in any event be liable for any failure to prove the Subordinated Debt; for failure to exercise any rights with respect thereto; or for failure to collect any sums payable thereon; or for failure to take any affirmative action in connection therewith. If any payments received by the Agent on the Subordinated Debt, when added to the payments received directly by the Agent on the debt arising out of or in connection with the Financing Agreement, shall exceed the total debt arising out of or in connection with the Financing Agreement, the Agent agrees, unless otherwise authorized by an unstayed, final nonappealable order or decree of a court of competent jurisdiction in an Insolvency Proceeding to promptly pay the excess to World Debt. If any payments received by World Debt on the Subordinated Debt, when added to the payments received directly by World Debt on the debt arising out of or in connection with the Senior Subordinated Credit Agreement, shall exceed the total Senior Debt, World Debt agrees, unless otherwise authorized by an unstayed, final nonappealable order or decree of a court of competent jurisdiction in an Insolvency Proceeding, to promptly pay the excess to the Subordinating Creditor.

             7.  Arrangements with the Company. It is agreed that the Senior
                 -----------------------------
Lenders may enter into any agreement or arrangements with respect to the Financing Agreement, the Senior Notes, the Senior Subordinated Credit Agreement, or the Senior Subordinated Note, and any amendments thereto, with the Company or any guarantor of the Company as the Senior Lenders may deem proper; extend the time for payment of or renew or refinance any or all Senior Debt; surrender any security, collateral or guarantees underlying all or any of such Senior Debt, and make any deferrals, settlements or compromises thereof; all without notice to or consent from the Subordinating Creditor and without in any way impairing or affecting this Subordination Agreement thereby; provided, that without the
                                                   --------
consent of the Subordinating Creditor (if the Subordinating Creditor is then a holder of any of the Subordinated Debt), the Agent, with respect to the Financing Agreement and the Senior Notes, and World Debt, with respect to the Senior Subordinated Credit Agreement and the Senior Subordinated Note, will not permit an amendment of their respective documents which would:

                 (a) shorten the earliest date on which the Line of Credit under (and as defined in) the Original Financing Agreement may be terminated pursuant to Section 12.01 of the Original Financing Agreement;

                 (b) shorten the stated maturity date of (i) the Term Loans (as so defined) set forth in Section 4 of the Original Financing Agreement, (ii) the Senior Subordinated Note as set forth in Section 2.1 of the Senior Subordinated Credit Agreement or (iii) any term notes incurred in connection with any Permitted Acquisition set forth in the applicable Financing Agreement as in effect on the date of incurrence of such terms notes;

                        (c) increase the rates of interest on (i) the Original Senior Notes or any other notes issued pursuant to the Original Financing Agreement from those set forth in or contemplated by the Original Financing Agreement or (ii) any Senior Note or Financing Agreement incurred in connection with a Permitted Acquisition pursuant to the applicable Financing Agreement in excess of 2% per annum above those set forth in or contemplated by such Financing Agreement as in effect on the date such indebtedness is incurred;

                        (d) increase the interest rates on the Senior Subordinated Notes or any other notes, issued pursuant to the Senior Subordinated Credit Agreement from those set forth in or contemplated by the Senior Subordinated Credit Agreement:

                        (e) increase the principal amount of the obligations evidenced by (i) the Original Senior Notes by more than $15,000,000 over the sum of (1) the lesser of (x) $50,000,000 and (y) the then outstanding aggregate commitments for the Revolving Loan (as defined in the Original Financing Agreement), plus (2) the then outstanding aggregate principal amount of the Term Loans, and (ii) any other Senior Notes in connection with a Permitted Acquisition by more than the then outstanding aggregate principal amount of such Senior Notes; or

                        (f) increase the principal amount of the obligations evidenced by the Senior Subordinated Notes, over the then outstanding aggregate principal amount of the Senior Subordinated Notes;

provided, that the limitations in clauses (a) and (b) shall not be applicable
--------
after an Event of Default (as defined in the Financing Agreement or the Senior Subordinated Credit Agreement, as the case may be) has occurred.

                   8.   Payments to the Subordinating Creditor.
                        --------------------------------------

                        (a) Subject to the provisions of subparagraph (b) hereof, should any payment with respect to the Subordinated Debt be received by the Subordinating Creditor in any form and from any source whatsoever (including, without limitation, any payment or distribution in respect of a guaranty or of any other collateral security (if any) or the proceeds of any such guaranty or other collateral security) prior to the final and indefeasible satisfaction in full of all of the Senior Debt (other than (i) Reorganization Securities or (ii) any such payment authorized by an unstayed, final, nonappealable order or decree stating that effect is being given to the subordination of the Subordinated Debt to the Senior Debt and made by a court of competent jurisdiction in any Insolvency Proceeding), the Subordinating Creditor shall immediately deliver to the Agent (or, if all obligations, under the Financing Agreement (including all Obligations as defined in the Original Financing Agreement), have been finally and indefeasibly paid in full, in cash, World Debt) any monies, securities or other property received by it, or the equivalent in cash, with proper endorsements or assignments, if necessary; and pending such delivery the Subordinating Creditor shall hold such monies, securities or other property as trustee solely for the account of the Senior Lenders.

           (b) Notwithstanding anything to the contrary stated herein, the Company may make payments of (i) interest when due in accordance with the terms and provisions of the Purchase Note as in effect on the date hereof, (ii) principal on or after July 31, 2004, to the Subordinated Creditor under and in accordance with the terms and provisions of the Purchase Note as in effect on the date hereof, and (iii) the Contingent Payment provided for in the Contingent Note under and in accordance with the terms and provisions of the Contingent Note as in effect on the date hereof, subject to the terms hereof, all without prepayment or acceleration of the Subordinated Debt, and the Subordinating Creditor may demand, receive and retain said payments unless the Agent or World Debt shall have notified the Subordinating Creditor in writing that an Event of Default has occurred under the Financing Agreement orthe Senior Subordinated Credit Agreement, as the case may be (a "Suspension Notice"). Upon receipt of a Suspension Notice, and at all times thereafter during the applicable Suspension Period (as defined herein), subject to the terms hereof (i) the Subordinating Creditor may not take, demand, receive or accelerate any payment of the Subordinated Debt and the Company shall not give, make or permit any such payment, including, without limitation, payment of any accrued interest on the Subordinated Debt, and (ii) the Subordinating Creditor shall not asset, participate in or bring any sort of action, suit or proceeding (including, without limitation, any Insolvency Proceeding) either at law or in equity for the enforcement, collection or realization of the Subordinated Debt (herein "Commence Legal Action"). In the event the Senior Lenders determine that the Event of Default has been cured to their reasonable satisfaction or waived by the Senior Lenders, the Agent (or, if all obligations, under the Financing Agreement (including all Obligations as defined in the Original Financing Agreement), have been finally and indefeasibly paid in full, in cash, World
Debt) shall so notify the Subordinating Creditor and the Company in writing, the Suspension Period shall terminate upon the Subordinating Creditor's and the Company's receipt of such notice and the suspended payments shall resume and all payments which would have been made but for this Subordination Agreement shall be promptly made. Such resumed payments shall be subject to the terms and provisions hereof. Upon the expiration of an applicable Suspension Period, unless the Company has paid to the Subordinating Creditor all installments of principal and interest that would have been due (without acceleration) during such Suspension Period, the Subordinating Creditor may accelerate the Subordinated Debt and Commence Legal Action. However, notwithstanding the foregoing, should any Insolvency Proceeding occur at any time, the Subordinated Debt shall be subordinated to the prior payment of all Senior Debt in accordance with paragraph 1 hereof, and the provisions of subparagraph (a) of this paragraph.

           (c) "Reorganization Securities" shall mean securities of the Company, as reorganized, arranged, adjusted, recapitalized or readjusted, provided for by a plan of reorganization arrangement, adjustment, recapitalization or readjustment of or involving the Company; provided that (i) such securities shall constitute Subordinated Debt and be expressly subject to the provisions of this Subordination Agreement, with the result that they are subordinated to the Senior Debt at least to the extent to which the Subordinated Note is subordinated hereby, (ii) no payment or mandatory prepayment of principal shall be made prior to the maturity of the Senior Debt except as provided in the Subordinated Note, (iii) such securities shall not require cash interest to be paid at a higher rate or more frequently than the

Subordinated Note, and (iv) the covenants in the documents governing such securities shall be no more burdensome to the Company than the covenants contained in the Subordinated Note.

                   (d) "Suspension Period" shall mean a period of up to 179 consecutive days commencing with the date on which the Agent or World Debt, as the case may be, gives a Suspension Notice. With respect to Suspension Notice(s), it is hereby understood and agreed that:

                         (i) there shall be no limit of the number of Suspension Notices which the Agent or World Debt, as the case may be, may give;

                         (ii) the Agent or World Debt, as the case may be, shall not be entitled to give successive Suspension Notices based on a continuing Event of Default under the Financing Agreement or the Senior Subordinated Credit Agreement, as the case may be, which Event of Default was the basis for a prior Suspension Notice; and

                         (iii) nothing contained herein shall prohibit the Agent or World Debt, as the case may be, from giving successive Suspension Notices based upon an Event of Default under the Financing Agreement or the Senior Subordinated Credit Agreement, as the case may be, other than the Event of Default which was the basis for any prior Suspension Notice or any other Event of Default of which the Agent or World Debt, as the case may be, had actual knowledge at the time it gave such prior Suspension Notice; provided that no
                                                      --------
                   Subsequent Suspension Notice shall be effective prior to the expiration of a number of days equal to the Suspension Period last in effect.

              9.   Acceleration Rights.  Notwithstanding anything contained in
                   -------------------
the Subordinated Note to the contrary, the Subordinating Creditor shall have no right to accelerate the Subordinated Debt, except that the Subordinating Creditor may accelerate and Commence Legal Action in the event that:

                   (a) (i) the Company has failed to make an installment payment of interest or principal to the Subordinating Creditor under the Subordinated Note; or (ii) there shall have occurred an Event of Default in respect of a default under Section 7 of the Purchase Note or Section 3 of the Contingent Note; or (iii) the Subordinated Creditor has become entitled to require the Company to repay the Purchase Note pursuant to the provisions of Section 9 of the Purchase Note; or (iv) an amendment is made to the Financing Agreement or the Senior Subordinated Credit Agreement in violation of the proviso to Section 7 hereof and, in any such case, the Subordinating Creditor shall have notified the Senior Lenders of the occurrence of such event and none of the Senior Lenders shall have sent a Suspension Notice to the Subordinating Creditor within twenty (20) days after the Senior Lenders' receipt of the Subordinating Creditor's notification and thirty (30) days shall have elapsed from the Senior Lenders' receipt of such notice and the Company shall have not paid to the Subordinating Creditor all installments of principal and interest that would have been due (within acceleration) on the Subordinated Note during such period, or cured, as the case may be, such Event of Default (it being understood that all such Events of Default may be cured prospectively);

                   (b) the Company commences or has commenced against it (other than by the Subordinating Creditor) any Insolvency Proceeding, provided that any such involuntary Insolvency Proceeding which is commenced against the Company is not dismissed or discharged within sixty (60) days after commencement thereof;

                   (c) the Senior Lenders accelerate the Senior Debt in accordance with the terms of the Financing Agreement and ten
                   (10) days have elapsed from such acceleration and the Senior Lenders have not rescinded or revoked such acceleration; or

                   (d) a Suspension Period expires and the Company has not paid to the Subordinating Creditor all installments of principal and interest that would have been due (without acceleration) during such Suspension Period and cured all other Events of Default under the Subordinated Note (it being understood that all such Events of Default may be cured prospectively);

provided, that any amount received by the Subordinating Creditor as a result of
--------
any acceleration permitted above, prior to payment in full of the Senior Debt, shall be held in trust and paid to the Senior Lenders in accordance with the provisions of this Subordination Agreement.

          10.  Action Against.  If the Subordinating Creditor in violation of
               --------------
this Subordination Agreement shall assert or bring any action, suit or proceeding against the Company or any guarantor of the Company, the Company or any guarantor of the Company may interpose as a defense or dilatory plea the making of this Subordination Agreement, and the Senior Lenders, acting through the Agent (or, if all obligations under and in the Financing Agreement (including all Obligations as defined in the Original Financing Agreement) have been finally and indefeasibly paid in full, in cash, World Debt), are hereby irrevocably authorized to intervene and to interpose such defense or plea in its name or in the name of the Company or such guarantor. If the Subordinating Creditor shall attempt to enforce, collect or realize upon any Subordinated
Debt or, any collateral, security or guarantees (if any) securing the Subordinated Debt in violation of this Subordination Agreement, the Company or any guarantor of the Company may, by virtue of this Subordination Agreement, restrain any such enforcement, collection or realization, or upon failure to do so, any of the Senior Lenders, acting through the Agent may restrain such enforcement, collection or realization, either in its own name or in the name of the Company or any guarantor of the Company, as the case may be.

          11.  Endorsement of Note; Other Documents. The Subordinating
               ------------------------------------
Creditor agrees to mark the Subordinated Note with a notation in substantially the following form:

               "This Note is subject to the terms and provisions of the Subordination Agreement executed by the Payee in favor of The CIT Group/Business Credit, Inc., as Agent, and World Subordinated Debt Partners, L.P.",

and to deliver proof of such notation to the Senior Lenders. In the event the Agent (or, if all obligations under the Financing Agreement (including all Obligations as defined in the Original Financing Agreement) have been finally and indefeasibly paid in full, in cash, World Debt), requires the possession of the Subordinated Note in order to present claims or seek enforcement against the Company for payment of the Subordinated Note in accordance with the provisions of this Subordination Agreement, the Subordinating Creditor agrees, subject to the terms hereof, to endorse and deliver the Subordinated Note and all other evidences of the Subordinated Debt to the Agent (or, if all obligations under the Financing Agreement (including all Obligations as defined in the Original Financing Agreement) have been finally and indefeasibly paid in full, in cash, World Debt).

          12.  Modifications to the Subordinated Note. The Subordinated Note
               --------------------------------------
shall not be amended without obtaining the prior written consent of the Agent and World Debt for (i) any increase in the rate of interest charged thereunder (other than an increase pursuant to Section 3 or Section 6(b) of the Purchase Note as in effect on the date hereof, (ii) any increase in the principal amount of the Subordinated Note or any installment due thereunder, (iii) reduction of the maturity date of any payment of principal or interest, (iv) amendment of the form or method of payment (v) the granting or obtaining of any collateral security or obtaining any lien on any collateral pledged to the Lenders, (vi) providing for any additional financial covenants or events of default or making more restrictive any existing covenants or events of default applicable to the Company, or (vii) any other amendment which might have an adverse effect on the operations of the Company, the Lenders' security interest in any collateral pledged to the Lenders, the Agent's claims under the Financing Agreement or the Senior Lender's position under this Subordination Agreement.

          13.  No Impairment of Company's Obligation. Subject to all of the
               -------------------------------------
Senior Lenders' rights as expressly provided in this Subordination Agreement, nothing contained in this Subordination Agreement shall (i) impair, as between the Company and the Subordinating Creditor, the obligation of the Company, which is unconditional and absolute, to pay the Subordinated Debt to the Subordinating Creditor as and when all or any portion thereof shall become due and payable in accordance with its terms, including, without limitation, the Company's obligations under Section 3 of the Purchase Note as in effect on the date hereof and the Company's obligation to make the payments set forth on Schedule A to the Contingent Note as in effect on the date hereof, or (ii) prevent the Subordinating Creditor, upon any default under the Subordinated Debt, from exercising all rights, powers and remedies otherwise provided therein or by applicable law.

          14.  Subrogation. Until such time as all Senior Debt is finally and
               -----------
indefeasibly paid in full and this Subordination Agreement is terminated as herein provided, the Subordinating Creditor shall not assert or be entitled to any subrogation rights. Subject to the prior sentence, if any payment or distribution to which the Subordinating Creditor would otherwise have been entitled (but for the provisions of this Subordination Agreement) shall have been turned over to any Senior Lender or otherwise applied to the payment of the Senior Debt pursuant to the provisions of this Subordination Agreement, then the Subordinating Creditor shall be entitled to receive from such Senior Lender any payments or distributions received by such Senior Lender in excess of the amount sufficient to pay all Senior Debt in full, and upon such final and indefeasible payment in full of the Senior Debt, the Subordinated Creditor shall be subrogated (without any representation by, or any recourse whatsoever to the Agent or World Debt) to all rights of such Senior Lender to receive all further payments or distributions applicable to the Senior Debt until the Subordinated Debt shall have been paid in full. For purposes of the Subordinating Creditor's subrogation rights hereunder, payments to such Senior Lender with respect to the Senior Debt which the Subordinating Creditor would have been entitled to receive with respect to the Subordinated Debt but for the provisions of this Subordination Agreement shall not, as between the Company, its creditors (other than any Senior Lender) and the Subordinating Creditor, be deemed payments with respect to the Senior Debt. The Senior Lenders make absolutely no representations or warranties whatsoever in connection with such rights or Senior Debt, including, without limitation, any representations or warranties as to the enforceability of the Financing Agreement, the Senior Subordinated Credit Agreement, the Senior Debt, or any lien upon any collateral therefor, or the collectibility of said Senior Debt.

          15.  Entire Agreement. This Subordination Agreement embodies the whole
               ----------------
agreement of the parties and may not be modified except in writing. The Senior Lenders' failure to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other rights at any other time and from time to time thereafter, and such rights shall be considered as cumulative rather than alternative. No knowledge of any breach or other non-observance by the Subordinating Creditor of the terms and provisions of this Subordination Agreement shall constitute a waiver thereof by the Senior Lenders, nor a waiver of any obligations to be performed by the Subordinating Creditor hereunder.

          16.  Waiver of Notices. The Subordinated Creditor hereby waives any
               -----------------
and all demands, presentments or notices (other than notices specifically provided for in this Subordination Agreement) to which it might otherwise be entitled, including, without limitation, any and all notice of the creation or accrual of any claims; of any extension, modification, renewal, refinancing, increase or deferral of any of said claims, and of the Senior Lenders' reliance on this Subordination Agreement.

          17.  Notices. All notices and other communications hereunder shall be
               -------
in
writing or by telex, telegram or telecopy, and shall be deemed to have been duly made when delivered in person or sent by telex, telegram, telecopy, same day or overnight courier, or when deposited in the United States first class or registered or certified mail, return receipt requested, postage prepaid. Notices shall be sent:

     If to the Subordinating Creditor:

           General Motors Corporation
           767 Fifth Avenue
           New York, New York 10153
           Attention:  Treasurer
           Fax No.:  (212) 418-3695

                 and to:

           General Counsel
           General Motors Corporation
           3031 West Grand Blvd.
           Detroit, Michigan  48232

     If to World Debt:

           Citicorp Mezzanine Investment Fund
           399 Park Avenue
           14th Floor
           New York, New York 10043
           Attention:  Byron Knief
           Fax No.:  (212) 888-2940

                 and to

           Kirkland & Ellis
           153 East 53rd Street
           New York, New York 10022
           Attention:  Kirk A. Radke, Esquire
           Fax No.:  (212) 446-4900

     If to the Company:

           DRA, Inc.
           2405 Columbus Avenue
           Anderson, Indiana 46018
           Attention:  Chief Financial Officer
           Fax No.:  (317) 646-3531

                and to

           Dechert Price & Rhoads
           4000 Bell Atlantic Tower
           1717 Arch Street
           Philadelphia, Pennsylvania 19103
           Attention:  G. Daniel O'Donnell, Esquire
           Fax No.: (215) 994-2222

     If to the Agent:

           The CIT Group/Business Credit, Inc.
           1211 Avenue of the Americas
           22nd Floor
           New York, New York 10036
           Attention:  Robert Smith
           Fax No.:  (212) 536-1295

or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

     18.  General Provisions.  When used in this Subordination Agreement all
          ------------------
pronouns shall, wherever applicable, be deemed to include the plural as well as the masculine and feminine gender. This Subordination Agreement; shall inure to the benefit of the Agent, the Lenders and World Debt and their respective successors and assigns and any parent, subsidiary or affiliate of the Agent, the Lenders, or World Debt as well as any concern for which the Agent, the Lenders or World Debt may now or hereafter factor or finance; shall be binding upon and inure to the benefit of the respective successors and assigns of the Subordinating Creditor; and shall pertain to the Company and its successors and assigns. This Subordination Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto, and written or telephonic notification of such execution and authorization of delivery thereof has been received by the parties hereto.

     19.  CHOICE OF LAW.  THIS SUBORDINATION AGREEMENT SHALL BE GOVERNED BY AND
          -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PROVISIONS RELATING TO

CHOICE OR CONFLICTS OF LAWS. THE SUBORDINATING CREDITOR AND THE SENIOR LENDERS EACH HEREBY ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF THIS SUBORDINATION AGREEMENT. THE PARTIES AGREE THAT THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL COURTS LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK, COUNTY OF NEW YORK HAVE EXCLUSIVE JURISDICTION OVER ANY AND ALL PROCEEDINGS INVOLVING THIS SUBORDINATION AGREEMENT AND THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH ACTION OR PROCEEDING. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING, INCLUDING ANY CLAIM THAT SUCH COURT IS AN INCONVENIENT FORUM, WAIVE PERSONAL SERVICE OF PROCESS AND CONSENT TO SERVICE OF PROCESS PROVIDED THE SAME IS IN ACCORDANCE WITH THE TERMS HEREOF. FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Subordination Agreement effective as of the date above set forth.


                                WORLD SUBORDINATED DEBT PARTNERS, L.P.

                                By:  Citicorp Capital Investors, Ltd.,
                                     its general partner


                                     By: /s/ Byron Knief
                                        -------------------------------------
                                        Name: Byron Knief
                                        Title: President


                                THE CIT GROUP/BUSINESS CREDIT, INC., as Agent

                                By:  /s/ Robert C. Smith
                                     ----------------------------------------
                                     Name: ROBERT C. SMITH
                                     Title: VICE PRESIDENT


                                GENERAL MOTORS CORPORATION

                                By:  /s/ Robert D. Feller
                                    -----------------------------------------
                                    Name: Robert D. Feller
                                    Title: Attorney-in-Fact

     The undersigned, the Company referred to in the foregoing Subordination Agreement, hereby agrees to comply with all of the terms and provisions of said Subordination Agreement in all respects. In the event of a breach by either the Company or the Subordinating Creditor in the performance of any of the material terms of the Subordination Agreement, all of said Senior Debt shall, without notice or demand, become immediately due and payable. The Company hereby covenants that it will not (except as otherwise provided in the Subordination Agreement) make any payment on account of, recognize any forgiveness, assignment or transfer of, nor give any security for, the Subordination Debt while said Subordination Agreement is in effect or until the Senior Debt has been finally and indefeasibly satisfied in full and said Subordination Agreement is terminated as herein provided.

                                    DRA, INC.

                                    By: /s/ James R. Gerrity
                                       -----------------------------
                                       Name: James R. Gerrity
                                       Title: EVP


                                      16